Exhibit 1.1

[•] American Depositary Shares

ZEALAND PHARMA A/S

AMERICAN DEPOSITARY SHARES, EACH REPRESENTING ONE
ORDINARY SHARE, NOMINAL VALUE DKK 1 PER SHARE

UNDERWRITING AGREEMENT

[•], 2017

[•], 2017

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

As representatives of the several Underwriters

Ladies and Gentlemen:

Zealand Pharma A/S, a public limited liability company organized and existing under the laws of the Kingdom of Denmark (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC are acting as representatives (the “Representatives”), an aggregate of [•] ordinary shares, nominal value DKK 1 per share, of the Company (the “Ordinary Shares”) to be delivered in the form of an aggregate of [•] American Depositary Shares of the Company (the “ADSs”). The aggregate of [•] ADSs so proposed to be sold is hereinafter referred to as the “Firm ADSs.”  The Company also proposes to issue and/or sell to the several Underwriters not more than an additional [•] Ordinary Shares to be delivered in the form of not more than an additional [•] ADSs (the “Additional ADSs”) if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Ordinary Shares granted to the Underwriters in Section 2 hereof.  The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “Offered ADSs.” The Ordinary Shares to be delivered in the form of Firm ADSs are hereinafter referred to as the “Firm Stock,” and the Ordinary Shares to be delivered in the form of Additional ADSs are referred to as “Additional Stock,” and the Firm Stock and Additional Stock are herein collectively referred to as the “Stock.” The Offered ADSs and the Stock represented thereby are herein collectively referred to as the “Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including the Prospectus, as defined below, relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement;” the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the

“Prospectus.”  The Company has also filed with the Commission a registration statement on Form F-6 covering the registration of the Offered ADSs under the Securities Act and the applicable rules and regulations of the Commission thereunder (the “ADS Registration Statement”).  Any reference to the term “Registration Statement” shall be deemed to include such ADS Registration Statement.  If the Company has filed an abbreviated registration statement to register additional Ordinary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

The Stock will, following subscription by the Underwriters, be deposited pursuant to a deposit agreement (the “Deposit Agreement”), to be dated on or prior the Closing Date (as defined below), among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and the holders and beneficial holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary evidencing the ADSs.  Each Offered ADS will initially represent one share of Stock deposited pursuant to the Deposit Agreement.

The parties hereto agree that in order to facilitate the transactions contemplated by this Agreement, one or more of the Representatives shall execute and deliver to the Company one or more subscription lists on behalf of the Underwriters included on Schedule IV and, upon the several Underwriters becoming the owners of their respective shares of Firm Stock or Additional Stock, as applicable, the applicable Representative(s) shall deposit such Stock with the Depositary against issuance of ADSs and/or ADRs evidencing ADSs in accordance with the terms of the Deposit Agreement.

The Company understands that the Underwriters propose to make a public offering of the Offered ADSs as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus with respect to the Shares included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act used prior to the time of sale of the Shares together with the documents and pricing information set forth in Schedule II hereto, and “broadly-available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1.                                      Representations and Warranties.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)                                 The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)                                 (i) The Registration Statement, when it was declared effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering described therein when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly-available road show, if any, does not contain any untrue statement of a material fact or when considered together with the Time of Sale Prospectus, omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)                                  The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)                                 The Company has been duly incorporated and is validly existing under the laws of the Kingdom of Denmark and is registered as “normal” with the Danish Business Authority.  To the Company’s knowledge, no filing of bankruptcy has occurred with respect to the Company or other insolvency proceeding or order of winding up against the Company has been commenced.  The Company has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e)                                  Each subsidiary of the Company has been duly incorporated and is validly existing under the laws of the Kingdom of Denmark, is registered as “normal” with the Danish Business Authority, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; To the Company’s knowledge, no filing of bankruptcy has occurred with respect to any subsidiary of the Company or other insolvency proceeding or order of winding up against the any subsidiary has been commenced; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are wholly owned by the Company, free and clear of all liens, encumbrances, equities or claims, except for the pledging of the shares in ZP General Partner 2 ApS and ZP SPV 1 K/S as collateral for the repayment of amounts due under the ZP SPV Notes, as such term is defined in and as such transaction is described in the Time of Sale Prospectus.

(f)                                   The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general public policy (“ordre public”) of Denmark. The Company has taken all corporate actions required by its articles of association, or other constitutional documents, and Danish law in connection with the performance of its obligations under the Deposit Agreement.

(g)                                  The Offered ADSs to be sold by the Company and their issue and sale, and the Stock and its issue and sale by the Company to the Underwriters hereunder, have been duly and validly authorized and, when the Offered ADSs are issued and delivered and the Stock is issued against payment therefor as provided herein, subject to registration with the Danish Business Authority (the

“DBA”) and VP Securities A/S and admission to trading and official listing on Nasdaq Copenhagen of the Stock, the Offered ADSs and the Stock (i) will be duly and validly issued, fully paid and non-assessable, (ii) will be freely transferable by the Company to or for the account of the several Underwriters, and (iii) will conform to the descriptions thereof in the Registration Statement and the Prospectus; the issuance of the Stock and the related Offered ADSs is not subject to any preemptive or similar rights; and, subject to registration with the DBA and VP Securities A/S and admission to trading and official listing on Nasdaq Copenhagen of the Stock, there are no restrictions on subsequent transfers of the Stock or the Offered ADSs under the laws of the Kingdom of Denmark or the United States except as described in the Time of Sale Prospectus.  The Stock, when issued, and the Offered ADSs, when delivered against payment for the Stock as provided herein, and subject to registration with the DBA and VP Securities A/S and admission to trading and official listing on Nasdaq Copenhagen of the Stock, may be freely deposited by the Underwriters with the Depositary against issuance of ADRs evidencing the Offered ADSs; provided, however, that the Stock will be issued in a preliminary ISIN and not in the existing ISIN for the existing Ordinary Shares, and the codes will thereafter be merged.

(h)                                 Upon execution and delivery by the Depositary of the ADRs evidencing the Offered ADSs against deposit of the Stock in respect thereof in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriters for the Offered ADSs evidenced thereby in accordance with the provisions of this Agreement, such ADSs evidenced by such ADRs will be duly and validly issued, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The ADRs and the Deposit Agreement conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.  Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no limitations on the rights of holders of the Stock, ADSs or ADRs evidencing the ADSs to hold or vote or transfer their respective securities.

(i)                                     The Ordinary Shares outstanding prior to the issuance of the Shares conform as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(j)                                    The Ordinary Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(k)                                 The Stock has been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Stock will not be subject to any preemptive or similar rights.

(l)                                     The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene any provision of applicable law or the articles of association of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the Financial Industry Regulatory, Inc. (“FINRA”) and The NASDAQ Stock Market in connection with the purchase and distribution of the Shares by the Underwriters and the listing of the ADSs on The NASDAQ Global Select Market (the “Exchange”) or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, and subject to registration with the DBA and VP Securities A/S and admission to trading and official listing on Nasdaq Copenhagen of the Stock.

(m)                             There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(n)                                 There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, including any proceeding before the United States Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”), the European Medicines Agency (the “EMA”), comparable U.S. or non-U.S. (federal, state or local) governmental authorities of competent jurisdiction (it being understood that the interaction between the Company and its subsidiaries, and the FDA, EMA and such comparable governmental authorities relating to the clinical development and product approval process shall not be deemed proceedings for purposes of this representation), (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement and the Deposit Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.  The Company and each of its subsidiaries is in compliance with all applicable laws, rules, regulations, orders and decrees governing its business and the regulation of pharmaceuticals or biohazardous substances or materials, except where noncompliance would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.  All preclinical studies and clinical trials conducted by or on behalf of the Company or its subsidiaries to support approval for commercialization of the Company’s or its subsidiaries’ products have been conducted by the Company or its subsidiaries or, to the Company’s knowledge, by third parties, in compliance with all applicable laws, rules, regulations, orders and decrees, except for such failure or failures to be in compliance as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(o)                                 Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p)                                 The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q)                                 The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r)                                    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s)                                   Other than pursuant to this Agreement and the Deposit Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the

Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(t)                                    (i) None of the Company or its subsidiaries or affiliates, or any director or officer, or, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any anti-corruption laws applicable to the Company or its subsidiaries and affiliates; (ii) the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(u)                                 The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(v)                                 (i) None of the Company, any of its subsidiaries, or any director or officer, or, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)                               the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign

Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”) or other relevant sanctions authority (collectively, “Sanctions”), or

(B)                               located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii)                        The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)                               to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)                               in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)                     For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(w)                               Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding Ordinary Shares outstanding prior to the issuance of the Shares, nor declared, paid or otherwise made any dividend or distribution of any kind on its Ordinary Shares; and (iii) there has not been any material change in the capital stock (other than the issuance of Ordinary Shares upon the exercise of warrants of the Company issued prior to the date hereof, as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus), short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(x)                                 The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(y)                                 The Company and its subsidiaries own or possess the right to use all (i) patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses, trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted and proposed to be conducted or described in the Time of Sale Prospectus.  The Company and its subsidiaries have not received any written opinion from their legal counsel concluding that any activities of their respective businesses infringe, misappropriate or otherwise violate Intellectual Property Rights of any other person in any material respect, and have not received written notice of any challenge, which is to their knowledge still pending, by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its subsidiaries.  Except as described in the Time of Sale Prospectus and the Prospectus, to the Company’s knowledge, the Company and its subsidiaries’ respective businesses as now conducted do not give rise to any infringement of, any misappropriation of, or other violation of, any Intellectual Property Rights of any other person in any material respect.  To the Company’s knowledge, all licenses for the use of the Intellectual Property Rights described in the Time of Sale Prospectus are valid, binding upon and enforceable by or against the parties thereto in accordance with their terms.  The Company and each of its subsidiaries has complied in all material respects with, and is not in breach nor has received any written claim of breach of, any Intellectual Property license described as owned or used by the Company in the Time of Sale Prospectus, and the Company has no knowledge of any breach by any other person to any such license.  Except as described in the Time of Sale Prospectus, no claim has been made against the Company or any of its subsidiaries alleging the infringement by the Company or any of its subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.  The Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property Rights, including the execution of appropriate nondisclosure, confidentiality agreements, invention assignment agreements and invention assignments with their employees and contractors.  The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or any of its subsidiaries’ right to own, use, or hold for use any of the Intellectual Property Rights described in the Time of Sale Prospectus as owned, used or held for use in the conduct of the business as currently conducted.  The Company and its subsidiaries have taken all reasonably necessary actions to obtain ownership of all works of authorship and inventions made by its employees and contractors during the time they were employed by or under contract with the Company or any of its subsidiaries and that relate to the Company’s business.

(z)                                  No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(aa)                          The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(bb)                          The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate U.S. or non-U.S. (federal, state or local) governmental or regulatory authorities of competent jurisdiction (including, without limitation, the FDA and the EMA) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Time of Sale Prospectus (collectively, the “Governmental Permits”), except as disclosed in the Time of Sale Prospectus or where any failures to possess or make the same would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.  The Company and its subsidiaries are in compliance with all such Governmental Permits; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.  Neither the Company nor any subsidiary has received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed.

(cc)                            The preclinical studies and clinical trials conducted by or on behalf of the Company and its subsidiaries that are described in the Registration Statement and the Time of Sale Prospectus (the “Company Studies and Trials”) were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of the Company Studies and Trials contained in the Registration Statement and Prospectus are accurate in all material respects; the Company has no knowledge of any other studies or trials not described in the Time of Sale Prospectus, the results of which are materially inconsistent with or call into question in any material respect the results described or referred to in the Time of Sale Prospectus; and, other than as disclosed in the Time of Sale Prospectus, the Company has not received any notices, correspondence or other communication from the FDA, EMA or comparable U.S. or non-U.S. (federal, state or local) governmental or regulatory authorities of competent jurisdiction requiring the termination, suspension or material modification of any ongoing or planned Company Studies or Trials and, to the Company’s knowledge, there are no reasonable grounds for the same.  In using or disclosing patient information received by the Company or one of its subsidiaries, as applicable, in connection with the Company Studies and Trials, the Company or one of its subsidiaries, as applicable, has complied in all material respects with all applicable laws and regulatory rules or requirements.  To the Company’s knowledge, none of the Company Studies and Trials was supervised or conducted by any Investigator, as such term is defined in Title 21, Section 50.3, of the U.S. Code of Federal Regulations, who has been disqualified as an Investigator or has been found to have engaged in scientific misconduct.  To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the FDA, EMA and comparable regulatory bodies to which the Company and its subsidiaries is subject.

(dd)                          Except as described in the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee)                            Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants. From and after twelve months prior to the date of this Agreement, the Company has not taken any action which would constitute an offer of securities to the public in any member state of the European Economic Area which has implemented the EU Prospectus Directive for which a prospectus would need to be approved and published, in accordance with the EU Prospectus Directive, as implemented in such relevant jurisdiction.

(ff)                              The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect.

(gg)                            From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(hh)                          The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the

Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(ii)                                  As of the time of each sale of the Shares in connection with the offering that is the subject of this Agreement when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication included, includes or will include an untrue statement of a material fact or omitted, omits or, when considered together with the Time of Sale Prospectus, will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(jj)                                The Offered ADSs have been approved for listing, subject to notice of issuance, on the Exchange.

(kk)                          Provided that no Underwriter is resident in Denmark for tax purposes or deemed to carry on business through a permanent establishment in Denmark for tax purposes or has a fixed establishment in Denmark for VAT purposes, no stamp duties or other issuance or transfer taxes or duties and no capital gains, income, value added, withholding or other taxes are payable by or on behalf of the Underwriters in Denmark solely in connection with (i) the issuance and delivery of the Stock and the Offered ADSs in the manner contemplated by this Agreement and the Prospectus, (ii) the sale and delivery by the Underwriters of the Offered ADSs as contemplated herein and in the Prospectus or (iii) the deposit of the Stock being deposited with the Depositary against the issuance of Offered ADSs to be delivered and/or the ADRs evidencing Offered ADSs.

(ll)                                  The Company believes that it was not a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recent taxable year and it does not expect to be a PFIC for its current taxable year or in the foreseeable future.

(mm)                  It is not necessary under the laws of the Kingdom of Denmark (i) to enable the Underwriters to enforce their rights under this Agreement, to enable any holder of Shares to enforce its respective rights thereunder, provided that they are not otherwise engaged in business in the Kingdom of Denmark, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Underwriters or any holder of Shares of the Company to be qualified or entitled to carry out business in the Kingdom of Denmark.

(nn)                          This Agreement has been duly authorized, executed and delivered by the Company and creates a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms under the laws of Denmark, subject to the qualifications set forth in Sections 1(pp) and (qq).

(oo)                          The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(pp)                          The submission by the Company to the jurisdiction of each U.S. federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, United States (each, a “New York Court”) and waiver of the objection of an inconvenient forum by the Company set forth in the Agreement and the Deposit Agreement is valid and binding upon the Company. A final and conclusive judgement of the New York Courts rendered in an action brought in accordance with New York law to enforce the obligations of the Company under this Agreement will neither be recognized nor enforced by the Danish Courts without re-examination of the substantive matters thereby adjudicated. In connection with any such re-examination, the judgment of the New York Court will generally be accepted as material evidence, but the parties must provide the Danish courts with satisfactory information about the contents of the laws of the State of New York and, if they fail to do so, the Danish courts may apply Danish law instead.

(qq)                          Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Kingdom of Denmark. The irrevocable and unconditional waiver and agreement of the Company contained in Section 14(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Kingdom of Denmark.

The express choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law subject to Danish public policy (“ordre public”) and subject to the mandatory rules of the laws of any country with which this offering has a significant connection, if and in so far as under the laws of that country those rules must be applied notwithstanding the choice of law (cf. Article 3 (3), Article 7 and Article 16 of the Convention on the Law Applicable to Contractual Obligations dated June 19, 1980 (the “Rome Convention”) as implemented in Denmark by Danish Act No. 139 of February 17, 2014).

The appointment by the Company of an agent for service of process in New York is valid and binding upon the Company. However, it is not certain under Danish law that a power of attorney (including the appointment of an agent for service of process) can be made irrevocable. Therefore, it must be assumed that all powers of attorney are revocable. In addition, if a grantor enters into bankruptcy proceedings, all powers of attorney given by it will be revoked at the end of the day on which the notice of the bankruptcy was published in the Danish Official Gazette (Statstidende) and third parties cannot rely on the power of attorney from the time they became aware or should have become aware of the bankruptcy proceedings.

(rr)                                Neither the Company nor any of its subsidiaries nor any of their respective properties, assets or revenues enjoy any rights of immunity from legal proceedings or the execution of judgement or other attachment in Denmark or the United States with respect to obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Deposit Agreement or the Shares.

(ss)                              Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the several Underwriters as to the matters covered thereby.

(tt)                                The sale or issuance of the Stock by the Company will not violate the rules and regulations of Nasdaq Copenhagen, the Danish Securities Trading Act or the EU Market Abuse Regulation.

(uu)                          Neither the Company nor, to the Company’s knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(vv)                          Deloitte Statsautoriseret Revisionspartnerselskab, who have certified certain financial statements and related schedules of the Company and its subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) and applicable Danish law.

(ww)                      All information supplied by the Company and, where applicable, its subsidiaries to Deloitte Statsautoriseret Revisionspartnerselskab for the purposes of preparation of its reports, documents or letters (or updates thereto), including the documents referenced in Section 3(j) and any management representation letters provided in relation thereto, in connection with the offering, has been accurately compiled in all material respects and was when supplied, or as subsequently amended by the Company, true and accurate in all material respects and not by itself or by omission misleading and all expressions of opinion so supplied were held in good faith and reasonably arrived at after due and careful enquiry.

(xx)                          The financial statements, together with the related notes and schedules, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified.  Such statements and related notes and schedules have been prepared in accordance with IFRS and in compliance with the financial reporting requirements of Danish law, in each case applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included in the Time of Sale Prospectus.  The financial statements, together with the related notes and schedules, included in the Time of Sale Prospectus and the Prospectus comply in all material respects with Regulation S-X.  No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described or included in the Registration Statement, the Time of Sale Prospectus or the Prospectus.  There is no pro forma or as adjusted financial information that is required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus in accordance with Regulation S-X which has not been included. The summary and selected financial data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly present the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus and other financial information.

(yy)                          Neither the Company nor any of its subsidiaries has any material off-balance sheet financing arrangement as defined in accordance with IFRS.

(zz)                            The Company maintains disclosure controls and procedures (as such is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company and its subsidiaries in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding disclosures.  The Company has conducted evaluations of the effectiveness of its disclosure controls as required by Rule 13a-15 of the Exchange Act.

(aaa)                   Any non-IFRS financial measures presented in the Registration Statement, the Time of Sale Prospectus and the Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with the relevant financial statements and the books and records of the Company and not misleading or otherwise misrepresenting the financial position of the Company.

(bbb)                   The minute books of the Company since January 1, 2012 have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company (or analogous governing bodies and interest holders, as applicable), during such period, and (ii) accurately in all material respects reflect all matters referred to in such minutes.

(ccc)                      No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders (or analogous interest holders), customers or suppliers of the Company or any of its affiliates on the other hand, that is required by the Securities Act or the applicable rules and regulations of the Commission thereunder to be described in the Time of Sale Prospectus and the Prospectus and which is not so described.

(ddd)                   There is no license, lease, contract, or other agreement or document required by the Securities Act or the applicable rules and regulations of the Commission thereunder to be described in the Time of Sale Prospectus or to be filed as an exhibit to the Registration Statement which is not so described therein or filed therewith as required; and all descriptions of any such licenses, leases, contracts, or other agreements or documents contained in the Time of Sale Prospectus are accurate and complete descriptions of such documents in all material respects. Other than as described in the Time of Sale Prospectus, no such license, lease, contract or other agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company and its subsidiaries have not received notice of and the Company does not have knowledge of any such pending or threatened suspension or termination.

(eee)                      No person or entity has the right to require registration of the ADSs, the Ordinary Shares or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statement or otherwise.  Except as described in the Time of Sale Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(fff)                         Except for this Agreement and the Deposit Agreement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities or any transaction contemplated by this Agreement, the Deposit Agreement, the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(ggg)                      Except as described in the Time of Sale Prospectus and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(hhh)                   No forward-looking statement contained in either the Time of Sale Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or disclosed other than in good faith.

(iii)                               There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s officers or directors, in their capacities as such, to comply with any applicable provision of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(jjj)                            The statistical and market related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived. All consents of third parties required for the inclusion and use of such data in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been obtained.

(kkk)                   The Company and each of its subsidiaries is in compliance in all material respects with the transfer pricing guidelines issued by the Organization for Economic Co-operation and Development.  Neither the Company nor any of its subsidiaries is currently being investigated by local tax authorities, specifically in connection with, but not limited to, the Company’s intra-group transfer pricing policies or the Company’s accounting treatment of profits.

(lll)                               Neither the Company nor any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

2.                                      Agreements to Sell, Purchase and Deliver.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to subscribe for and purchase from the Company the respective numbers of shares of Firm Stock, to be delivered in the form of Firm ADSs, set forth opposite the names of the Underwriters in Schedule I hereto. The Firm Stock will be issued under a temporary ISIN DK[•]. The temporary ISIN code will be merged with the permanent ISIN code DK0060257814 shortly after the Closing Date. The Firm Stock is expected to be admitted to trading and official listing on Nasdaq Copenhagen on or about 9:00 a.m. CET on the first business day immediately subsequent to the Closing Date under the permanent ISIN code DK0060257814, provided that the

Company receives the payment for the Firm Stock no later than 7:30 a.m. CET on the Closing Date.

The subscription price per share to be paid by the Underwriters to the Company for the Firm Stock, to be delivered in the form of ADSs, will be $[•] per Ordinary Share (however, not less than DKK 1 (par value) per Ordinary Share) (the “Subscription Price”). As used in this Section 2 and elsewhere in this Agreement, “Net Proceeds” means the Subscription Price less the underwriting commission for the Firm Stock of $[•] per Ordinary Share and less any amount reimbursable by the Company to the Underwriters pursuant to Section 4 of this Agreement.

(i) Timing of Payment and Delivery of the Firm Stock and the Firm ADSs shall be made in accordance with Schedule V hereto.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder.  The time and date of the delivery of the Firm ADSs and closing shall be at 10:00 a.m., New York time, on [•], 2017, in accordance with Rule 15c6-1 of the Exchange Act.  The time and date of such payment and delivery are herein referred to as the “Closing Date.”  The Closing Date and the location of delivery of, and the form of payment for, the Firm Stock, to be delivered in the form of Firm ADSs, may be varied by mutual agreement between the Company and the Representatives.

For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm ADSs as contemplated by the Prospectus, the Underwriters may subscribe for and/or purchase all or less than all of the Additional Stock, to be delivered in the form of Additional ADSs.  The price per Ordinary Share to be paid for the Additional Stock, to be delivered in the form of Additional ADSs, shall be the Subscription Price.  The Company agrees to issue and/or sell to the Underwriters the number of shares of Additional Stock, to be delivered in the form of Additional ADSs, specified in the written notice delivered by the Representatives to the Company described below and the Underwriters agree, severally and not jointly, to subscribe for and/or purchase such shares of Additional Stock, to be delivered in the form of Additional ADSs.  Such shares of Additional Stock shall be subscribed for and/or purchased from the Company for the account of each Underwriter in the same proportion as the number of shares of Firm Stock, to be delivered in the form of Firm ADSs, set forth opposite such Underwriter’s name on Schedule I bears to the total number of shares of Firm Stock, to be delivered in the form of Firm ADSs (subject to adjustment by the Representatives to eliminate fractions).  The option granted hereby may be exercised as to all or any part of the Additional Stock, to be delivered in the form of Additional ADSs, at any time, and from time to time, not more than thirty (30) days subsequent to the date of this Agreement, i.e. no later than [8 September 2017].  Up to [•] shares of the Additional Stock will be delivered by the Company in the form of existing shares held by the Company as treasury shares, and any further shares of the Additional Stock (up to [•] shares) will be delivered in the form of new shares (the “New Additional Stock”). No Additional Stock, to be delivered in the form of Additional ADSs, shall be issued, sold and delivered unless the Firm Stock, to be delivered in the form of Firm ADSs, previously has been, or simultaneously is, issued, sold and delivered.  The right to purchase the Additional Stock, to be delivered in the form of Additional ADSs, or any portion thereof may be surrendered and terminated at any time upon notice by the Representatives to the Company.

The option granted hereby may be exercised by written notice being given to the Company by the Representatives setting forth the number of shares of Additional Stock, to be delivered in the form of Additional ADSs, to be subscribed for and/or purchased by the Underwriters and the date and time for delivery of and payment for the Additional Stock, to be delivered in the form of Additional ADSs.  Each date and time for delivery of and payment for the Additional Stock, to be delivered in the form of Additional ADSs (which may be the Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than three (3) business days nor later than five (5) business days after written notice is given.  The Option Closing Date and the Closing Date are herein called the “Closing Dates.”

(ii) Timing of Payment and Delivery of the Additional Stock and the Additional ADSs shall be made in accordance with Schedule VI hereto.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder.  The Option Closing Date and the location of delivery of, and the form of payment for, the Additional Stock, to be delivered in the form of Additional ADSs, may be varied by mutual agreement between the Company and the Representatives.  The Additional Stock will be issued under a temporary ISIN DK[•] that will be merged with the permanent ISIN code DK0060257814 shortly after the Option Closing Date.  The Additional Stock is expected to be admitted to trading and official listing on Nasdaq Copenhagen on or about 9:00 am CET time on the first business day immediately subsequent to the Option Closing Date under the permanent ISIN code DK0060257814, provided that the Company receives the payment for the Additional Stock no later than 7:30 a.m. CET on the Closing Date.

The several Underwriters propose to offer the Offered ADSs for sale upon the terms and conditions set forth in the Prospectus.

3.                                      Conditions to the Underwriters’ Obligations.  The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof. The several obligations of the Underwriters are subject to the following further conditions:

(a)                                 Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(ii)                        there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)                                 The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 3(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                                  The Underwriters shall have received on the Closing Date an opinion of Dechert LLP, outside U.S. counsel for the Company, dated the Closing Date, in the form set forth on Exhibit C hereto.

(d)                                 The Underwriters shall have received on the Closing Date an opinion of Plesner, outside Danish counsel for the Company, dated the Closing Date, in the form set forth on Exhibit D hereto.

(e)                                  The Underwriters shall have received on the Closing Date an opinion of BA Ruskin Law LLC, special counsel to the Company with respect to certain intellectual property matters, dated the Closing Date, in the form set forth on Exhibit E hereto.

(f)                                   The Underwriters shall have received on the Closing Date an opinion of Olsson Frank Weeda Terman Matz PC, special counsel to the Company with respect to certain regulatory matters, dated the Closing Date, in the form set forth on Exhibit F hereto.

(g)                                  Emmet, Marvin & Martin LLP shall have furnished to the Representatives such counsel’s written opinion, as counsel to the Depositary, addressed to the Underwriters and dated such Closing Date, in the form set forth on Exhibit G hereto.

(h)                                 The Underwriters shall have received on the Closing Date an opinion of Cooley LLP, U.S. counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(i)                                     The Underwriters shall have received on the Closing Date an opinion of Kromann Reumert, Danish counsel for the Underwriters, dated the

Closing Date, in form and substance reasonably satisfactory to the Representatives.

(j)                                    The Underwriters shall have received, at the time of execution of this Agreement, a letter dated the date hereof in form and substance satisfactory to the Underwriters, from Deloitte Statsautoriseret Revisionspartnerselskab, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k)                                 At the Closing Date, the Representatives shall have received from Deloitte Statsautoriseret Revisionspartnerselskab, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(l)                                     The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of its Chief Financial Officer, substantially in a form previously agreed upon.

(m)                             The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives, on the one hand, and each of Sunstone Life Science Ventures Fund I K/S, Kapitalforeningen LD and the officers and directors of the Company, on the other hand, relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(n)                                 [The restriction on contractual ADS holder rights in the Company’s Articles of Association shall have been removed at an extraordinary general meeting so as to enable the Depositary to vote the Stock registered in its name that underlie the ADSs to more closely reflect the preferences of the ADS holders, thereby effectively permitting pass-through voting by ADS holders.]

(o)                                 The several obligations of the Underwriters to purchase Additional Stock hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)                           a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 3(b) hereof remains true and correct as of such Option Closing Date;

(ii)                        an opinion of Dechert LLP, outside U.S. counsel for the Company, dated the Option Closing Date, relating to the Additional Stock to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 3(c) hereof;

(iii)                     an opinion of Plesner, outside Danish counsel for the Company, dated the Option Closing Date, relating to the Additional Stock to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 3(d) hereof;

(iv)                    an opinion of Emmet, Marvin & Martin LLP, as counsel to the Depositary, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 3(g) hereof;

(v)                       an opinion of Cooley LLP, U.S. counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Stock to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 3(h) hereof;

(vi)                    an opinion of Kromann Reumert, Danish counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Stock to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 3(i) hereof;

(vii)                 a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Deloitte Statsautoriseret Revisionspartnerselskab, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 3(j) hereof; provided, however, that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(viii)              such other documents as you may reasonably request with respect to the due authorization and issuance of the Additional Stock to be sold on such Option Closing Date and other matters related to the issuance of such Additional Stock.

4.                                      Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)                                 To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 4(e) or 4(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                                 Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                                  To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)                                 Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                                  If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                                   If, during such period after the first date of the public offering of the Offered ADSs as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)                                  To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)                                 On or prior to each Closing Date, to deposit Stock with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing the applicable Offered ADSs will be issued by the Depositary against receipt of such Stock and delivered to the Underwriters at such Closing Date.

(i)                                     To make generally available to the Company’s ADS holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j)                                    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 4(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees, and the reasonable fees and disbursements of counsel to the Underwriters (up to $35,000 in the aggregate), incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Ordinary Shares and all costs and expenses incident to listing the Offered ADSs on the NASDAQ Global Market and the Stock on Nasdaq Copenhagen, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 6 entitled “Indemnity and Contribution” and the last paragraph of Section 8 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(k)                                 To pay, and indemnify and hold harmless the Underwriters against, any documentary, stamp, registration or similar Danish issuance tax, including any interest and penalties, on the creation and issuance of the Ordinary Shares by the Company and the sale of the Offered ADSs by the Underwriters, on the execution and delivery of this Agreement and the deposit of the Ordinary Shares being deposited with the Depositary. All indemnity payments to be made by the Company hereunder in respect of this Section 4(k) shall be made without withholding or deduction for or on account of any present or future Danish taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, and except for any net income, capital gains or franchise taxes imposed on the Underwriters by Denmark or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and Denmark, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(l)                                     To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered ADSs within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in this Section 4).

(m)                             To use commercially reasonable efforts to list, subject to notice of issuance, the ADSs on the Exchange.

(n)                                 If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, to promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(o)                                 The Depositary shall have furnished or caused to be furnished to the Representatives a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Stock, the issuance of the Offered ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing the Offered ADSs pursuant to the Deposit Agreement, and such other customary matters related thereto as the Representatives may reasonably request.

(p)                                 Prior to the Closing Date, not to issue any stock exchange announcement, press release or other communication, directly or indirectly, or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior consent of the Representatives, such consent not to be unreasonably withheld or delayed, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(q)                                 Until the Representatives shall have notified the Company of the completion of the sale of the Offered ADSs, not to, and to use its reasonable efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Offered ADSs, or attempt to induce any person to purchase any Offered ADSs; and will not, and will use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Offered ADSs.

(r)                                    To maintain, at its expense, a registrar and transfer agent for the Stock and a depositary for the ADSs.

(s)                                   To apply the net proceeds from the sale of the Offered ADSs as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the Time of Sale Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered ADSs hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(t)                                    To not to declare any dividends that are payable with respect to the Firm Stock, but not with respect to the Additional Stock.

(u)                                 To comply with any prospectus delivery requirements of Danish securities law in respect of the listing on Nasdaq Copenhagen of the Stock.

(v)                                 In the event the offering is terminated pursuant to Section 7 of this Agreement prior to the Closing Date or an Option Closing Date, or if the conditions to the Underwriters’ obligations are not satisfied on either such date, and the Underwriters have previously wired the Subscription Price for the Firm Stock or the Additional Stock to be sold on such date, respectively, to the Company, immediately to repay in full such Subscription Price for the Firm Stock or the Additional Stock, as the case may be, to the Underwriters at their designated account.

The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (including ADSs) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities (including ADSs), in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (including ADSs).

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance of warrants to purchase up to 21,174 Ordinary Shares pursuant to employee compensation plans or pursuant to warrants outstanding as of the date hereof, (c) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or ADSs, provided that (i) such plan does not provide for the transfer of Ordinary Shares or ADSs during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 3(m) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

5.     Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

6.     Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 6(a), and by the Company, in the case of parties indemnified pursuant to Section 6(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered ADSs or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered ADSs (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)           The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

7.          Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the registration of the Firm Stock with the DBA (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, Nasdaq Copenhagen or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, Denmark or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State, Danish or relevant foreign authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

8.          Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of shares of Stock set forth opposite their respective names in Schedule I bears to the aggregate number of shares of Stock set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the shares of Stock, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, however, that in no event shall the number of shares of Stock that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such number of shares of Stock without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase shares of Stock and the aggregate number of shares of Stock with respect to which such default occurs is more than one-tenth of the aggregate number of shares of Stock to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such shares of Stock are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than five days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase shares of Additional Stock and the aggregate number of shares of Additional Stock with respect to which such default occurs is more than one-tenth of the aggregate number of shares of Additional Stock to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the shares of Additional Stock to be sold on such Option Closing Date or (ii) purchase not less than the number of shares of Additional Stock that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

9.          Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)           The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this

Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

10.       Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11.       Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

12.       Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

13.       Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, with a copy (which shall not constitute notice) to Cooley LLP, 1114 Avenue of the Americas, New York, New York 10036, Attention: Divakar Gupta and Joshua A. Kaufman; and if to the Company shall be delivered, mailed or sent to Zealand Pharma A/S, Smedeland 36, 2600 Glostrup (Copenhagen), Denmark, Attention: Mats Blom, with a copy (which shall not constitute notice) to Dechert LLP, 1095 Avenue of the Americas, New York, New York 10036, Attention: Kristopher D. Brown.

14.          Submission to Jurisdiction; Appointment of Agents for Service.  (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”).  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)           The Company hereby irrevocably appoints [•], with offices at [•] as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent.  The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  The

Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

15.       Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.  The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

16.       Taxes.  If any sum payable by the Company under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax.

Very truly yours,

Zealand Pharma A/S

By:
	Name:	Britt Meelby Jensen
	Title:	President and Chief Executive Officer

By:
	Name:	Mats Blom
	Title:	Executive Vice President and Chief Financial Officer

Accepted as of the date hereof

Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:Morgan Stanley & Co. LLC

By:
Name:
Title:

By:Goldman Sachs & Co. LLC

By:
Name:
Title:

[Signature page to Zealand Pharma A/S Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Shares of Firm Stock to be Purchased (to be delivered in the form of ADSs)
Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
[NAMES OF OTHER UNDERWRITERS]

Total:

I-1

SCHEDULE II

Firm Stock:  [•] shares

Firm ADSs:  [•]

Additional Stock:  [•] shares

Optional ADSs:  [•]

Price to public per ADS:  $[•]

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EXHIBIT A

FORM OF LOCK-UP LETTER

[•], 2017

Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC

c/o       Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

c/o       Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282

Ladies and Gentlemen:

The undersigned, a securityholder, officer and/or director of Zealand Pharma A/S, a public limited liability company organized and existing under the laws of the Kingdom of Denmark (the “Company”), understands that Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering in the United States (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of American Depository Shares of the Company (“ADSs”), each ADS representing a certain number of ordinary shares to be determined, with a nominal value of DKK 1 per share, of the Company (the “Ordinary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) related to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such

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transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, ADSs or such other securities, in cash or otherwise.

The restrictions set forth in this letter agreement shall not apply to:

(a)                     transactions relating to Ordinary Shares, ADSs or other securities acquired in open market transactions after the completion of the Public Offering;

(b)                     transfers of Ordinary Shares, ADSs or any other security convertible into Ordinary Shares or ADSs as a bona fide gift;

(c)                      transfers of Ordinary Shares, ADSs or any other security convertible into Ordinary Shares or ADSs to any trust or other legal entity for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned (for purposes of this letter agreement, “immediate family” shall mean any relationship by blood, domestic partnership, marriage or adoption, not more remote than first cousin);

(d)                     transfers of Ordinary Shares, ADSs or any other security convertible into Ordinary Shares or ADSs by will or intestate succession upon the death of the undersigned;

(e)                      surrender of Ordinary Shares to the Depositary or the Depositary’s custodian, for the purpose of receiving an equivalent number of ADSs in lieu of such Ordinary Shares or surrender of ADSs to the Depositary or the Depositary’s custodian, for the purpose of taking delivery of an equivalent number of Ordinary Shares in lieu of such ADSs;

(f)                       transfers of Ordinary Shares, ADSs or other securities of the Company to any third party, or surrender or forfeiture of Ordinary Shares, ADSs or other securities of the Company to the Company, to satisfy (x) tax obligations upon exercise or vesting, up to an aggregate transfer price of $500,000 for the undersigned together with transfers in respect of such obligations by any other directors or officers of the Company obliged to similar letter agreements for the ADS offering contemplated hereby, or (y) payment of the exercise price, in each case, of grant or exercise of warrants, equity awards or other right to acquire Ordinary Shares or ADSs pursuant to the Company’s equity incentive plans described in the registration statement;

(g)                      if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, distributions of Ordinary Shares, ADSs or any other security convertible into Ordinary Shares or ADSs (A) to another corporation, partnership, limited liability company, trust or other defined in Rule 405 promulgated under the Securities Act of 1933, as amended, of the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or

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management company as the undersigned or who shares a common investment advisor with the undersigned) or (B) as part of a distribution without consideration by the undersigned to its securityholders, partners, members or other equity holders, if, in any such case, such transfer is not for value;

(h)                     the transfer of Ordinary Shares, ADSs or any other security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs to the Company, arising as a result of the termination of employment of the undersigned and pursuant to employment agreements under which the Company has the option to repurchase such Ordinary Shares, ADSs or other securities or a right of first refusal with respect to transfers of such Ordinary Shares, ADSs or other securities;

(i)                         the transfer of Ordinary Shares, ADSs or any other security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction in each case made to all holders of Ordinary Shares, including in the form of ADSs, involving a Change of Control (as defined below), provided that (x) in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Ordinary Shares, ADSs and any other security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs and owned by the undersigned shall remain subject to the terms of this letter agreement and (y) no such transfer of Ordinary Shares, ADS or any other security shall be permitted pursuant to this clause (i) if such bona fide third-party tender offer, merger, consolidated or other similar transaction is not approved by the board of directors of the Company, unless either (A) such transfer is required pursuant to mandatory take-over or squeeze-out provisions under Danish law or (B) the failure to so transfer such Ordinary Shares, ADSs or any other security would result in such Ordinary Shares, ADSs or securities being extinguished without value being received by the undersigned;

(j)                        the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or ADSs, provided that (i) such plan does not provide for the transfer of Ordinary Shares or ADSs during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares or ADSs may be made under such plan during the Restricted Period; or

(k)                     the subscription for Ordinary Shares by exercise of warrants or the conversion, exercise or exchange of any other securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, provided that

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Ordinary Shares or ADSs so acquired shall be covered by this letter agreement;

provided, however, (i) that in the case of any transfer or distribution prior to the expiration of the Restricted Period pursuant to clauses (b), (c), (d) or (g), each donee or distributee shall sign and deliver to the a lock-up letter substantially in the form of this letter agreement and (ii) that in the case of any transfer or distribution prior to the expiration of the Restricted Period pursuant to clauses (a), (b), (c), (d), (f), (g) or (k), no filing or public announcement under Section 16(a) of the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer during the Restricted Period, other than announcements pursuant to clause (f) or (k) required to be made under Danish law and/or the Market Abuse Regulation; and provided, further, that any announcements pursuant to clause (f) or (k) shall specify the reason for such transfer.

For purposes of clause (j) above, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity), or, in the event of a tender offer for the Ordinary Shares, if the offer is made in accordance with section 31 of the Danish Securities Trading Act.

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares, ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Ordinary Shares or ADSs the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

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The undersigned understands that the Company and the Underwriters are relying upon this letter agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this letter agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. Notwithstanding anything to the contrary contained herein, this letter agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (1) prior to the execution of the Underwriting Agreement, the Company advises the Representatives in writing that it has determined not to proceed with the Public Offering, (2) the registration statement filed with the U.S. Securities and Exchange Commission with respect to the Public Offering contemplated by the Underwriting Agreement is withdrawn, (3) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Ordinary Shares, including in the form of ADSs, to be sold thereunder, or (4) December 31, 2017, in the event that the Underwriting Agreement has not been executed by such date (provided that the Company may by written notice to the undersigned prior to December 31, 2017 extend such date for a period of up to an additional three months).

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

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Very truly yours,

Name of Securityholder (Print exact name)

By:
Signature

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

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EXHIBIT B

FORM OF WAIVER OF LOCK-UP

, 2017

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Zealand Pharma A/S (the “Company”) of [•] American Depositary Shares (“ADSs”), each representing [•] shares of the Company’s ordinary shares, nominal value DKK 1 per share (the “Ordinary Shares”), of the Company and the lock-up letter dated     , 2017 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated     , 201[•], with respect to      [ADSs][Ordinary Shares] (the “Shares”).

Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective      , 20[•]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
Acting severally on behalf of themselves and the several Underwriters

By:
Name:
Title:

cc:  Zealand Pharma A/S

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